EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Contact:        Kimberly DeBra                                                                  January 23, 2023
EVP/Chief Communications Officer
First Northern Community Bancorp
& First Northern Bank
P.O. Box 547
Dixon, California
(707) 678-3041

First Northern Community Bancorp Completes
Acquisition of Three Columbia Bank Branches in Northern California

Dixon, California—First Northern Community Bancorp (the “Company”, OTCQB: FNRN), holding company for First Northern Bank (“First Northern” or the “Bank”), today announced that its acquisition of three Columbia State Bank (“Columbia Bank”) branches in Orland, Willows, and Colusa, California, has been successfully completed.

The acquired branches were divested by Columbia Bank in connection with the pending merger of Columbia Banking System, Inc., the parent company of Columbia Bank, and Umpqua Holdings Corporation. Following the acquisition, all employees of these branches were retained by First Northern Bank and the branches will remain in operation as branches of First Northern Bank.  The Bank, headquartered in Solano County since 1910, now operates 14 full-service branches serving Solano, Yolo, Sacramento, Placer, Contra Costa, Glenn, Colusa, and the west slope of El Dorado County.

 “Orland, Willows and Colusa are a natural fit for First Northern Bank and allow us to extend our footprint north, along the I-5 corridor,” said Jeremiah Z. Smith, President and Chief Executive Officer of First Northern Bank.  “We are excited to bring our brand of authentic community banking to these new customers and communities and to further build strong customer and community relationships throughout the North Valley region.”

First Northern Community Bancorp received financial advisory services from Panoramic Capital Advisors, Inc., and Pillsbury Winthrop Shaw Pittman LLP served as legal counsel in connection with the transaction.

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About First Northern Bank
First Northern Bank is an independent community bank that specializes in relationship banking. The Bank, headquartered in Solano County since 1910, now serves Solano, Yolo, Sacramento, Placer, Contra Costa, Glenn, Colusa, and the west slope of El Dorado County. Experts are available in small-business, commercial, real estate and agribusiness lending, as well as mortgage loans. The Bank is an SBA Preferred Lender. Non-FDIC insured Investment and Brokerage Services are available at every branch location, including Dixon, Davis, West Sacramento, Fairfield, Vacaville, Winters, Woodland, Sacramento, Roseville, Auburn, Rancho Cordova, Colusa, Willows and Orland. The Bank also has a commercial lending office in Walnut Creek. Real estate mortgage and small-business loan officers are available by appointment in any of the Bank’s 14 branches. First Northern is rated as a
Veribanc “Blue Ribbon” Bank and a “5-Star Superior” Bank by Bauer Financial for the earnings period ended September 30, 2022 (veribanc.com) and (bauerfinancial.com). The Bank can be found on the Web at thatsmybank.com, on Facebook and on LinkedIn.

Forward-Looking Statement Safe Harbor

This communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include but are not limited to statements about expectations regarding the benefits of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement; and the Bank’s ability to promptly and effectively integrate the branches to be acquired. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. All forward-looking statements speak only as of the date they are made and are based on information available at that time. The Company assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

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